Exhibit 10.7

Amendment No 1. to ADMINISTRATIVE SERVICES AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Administrative Services Agreement dated September 5, 2017 (the “Agreement”), by and among GUGGENHEIM CREDIT INCOME FUND (f.k.a CAREY CREDIT INCOME FUND), a Delaware statutory trust (hereinafter referred to as the “Master Company”). Each of THE COMPANIES LISTED ON APPENDIX A OF THE AGREEMENT, each a Delaware statutory trust (each hereinafter referred to as a “Feeder Company” and collectively with the Master Company the “Companies”), and GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (hereinafter referred to as the “Administrator”), is made as of March 8, 2019, and shall be deemed effective as of the date of the Agreement.

W I T N E S S E T H:
WHEREAS, each of the Companies is organized as a non-diversified closed-end management investment company that has elected to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);
WHEREAS, each Feeder Company invests all or substantially all its assets in the Master Company as part of a master/feeder BDC structure;
WHEREAS, each Company has retained the Administrator to provide administrative services to each Company in the manner and on the terms and conditions set forth in the Agreement; and
WHEREAS, the parties wish to amend the Agreement to make certain changes to the budget approval procedures.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies and the Administrator hereby agree as follows:
Section 4 of the Agreement is hereby deleted and replaced with the following:

4.    Allocation of Costs and Expenses.
Each Company shall bear all costs and expenses for the administration of its business and shall reimburse the Administrator for any such costs and expenses that have been incurred by the Administrator on behalf of such Company on the terms and conditions set forth in Section 5. These costs and expenses shall include, but not be limited to:
(a)    office administration;
(b)    allocable portion of expenses and rent pertaining to the Administrator’s duties performed hereunder;
(c)    allocable portion of salaries, rent and expenses, including board meeting travel expenses, of executive officers of the Administrator also serving in the capacity of chief financial officer and chief compliance officer of each Company (subject to approval by a majority of the Independent Trustees);
(d)    costs associated with the monitoring and preparation of regulatory reporting, including registration statement amendments, prospectus supplements, and tax reporting;

Exhibit 10.7

(e)    costs and expenses related to preparation for, and conducting of, board of trustees and annual shareholder meetings, secretarial services, oversight of corporate calendar, shareholder and trustee communications and services;
(f)    costs and expenses related to soliciting and oversight of risk management protocols, including fidelity bonds, and trustees and officers insurance policies;
(g)    costs and expenses related to coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto; and
(h)    costs and expenses related to preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.
The Administrator shall use commercially reasonable efforts to prepare, prior to each fiscal year end of a Company, an estimated budget for anticipated costs and expenses related hereunder in such form and substance as shall be requested by the Boards. Each Company acknowledges that this estimated budget is for reporting purposes only and it shall remain obligated to bear the cost, and as applicable reimburse the Administrator, subject to the limitations below, for any costs and expenses that may exceed the initial or any amended budget as approved by the Boards (the “Approved Budget”). The Administrator shall obtain subsequent approval from the Boards prior to incurring any material expense not otherwise specified in the Approved Budget. For purposes of this section, “material expense” shall mean any expense which individually or as a series of related expenses, exceeds the greater of (i) $50,000 or (ii) 5% of the Approved Budget; provided, however, that a material expense shall not include (or with respect to item (ii) above, take into consideration together with other expenses) any expense that is a variable cost expense, with such variance based principally on a specific fund metric including but not limited to; assets, net assets, liabilities, shares or shareholders.
The Administrator acknowledges that it shall be responsible for ensuring that (i) any reimbursement to the Master Company’s investment adviser and/or sub-adviser, or any other person for deferred Organization and Offering Expenses, if any, shall not exceed the fifteen percent (15%) limitation on Front End Fees (as defined in each Company’s Declaration of Trust), regardless of the source of payment, and (ii) the percentage of gross proceeds of any offering committed to investment shall be at least eighty-five percent (85%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, trailing commissions (i.e., distribution and shareholder service fees), consulting fees, finders’ fees and all other items of compensation of any kind or description paid by a Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.
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Exhibit 10.7

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

GUGGENHEIM CREDIT INCOME FUND

By:    /s/ Brian S. Williams
Name: Brian S. Williams
Title: Chief Financial Officer

EACH FEEDER COMPANY LISTED ON APPENDIX A OF THE AGREEMENT

By:    /s/ Brian S. Williams
Name:    Brian S. Williams
Title:    Chief Financial Officer

Guggenheim Partners Investment Management, LLC

By:    /s/ Kevin M. Robinson
Name:    Kevin M. Robinson
Title:    Attorney-in-Fact